Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
Washington Mutual, Inc.,
  as successor to
  Keystone Holdings, Inc.

     We consent to the incorporation by reference in the registration statement on Form S-3 of Washington Mutual, Inc., relating to the registration of 25,293,684 shares of common stock, no par value, of our report dated January 26, 1996, except as to Note 27 to the consolidated financial statements, which is as of February 8, 1996, with respect to the consolidated balance sheet of Keystone Holdings, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of earnings, stockholder's equity, and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the 1996 Annual Report on Form 10-K/A of Washington Mutual, Inc. and the Form 8-K of Washington Mutual, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Los Angeles, California
October 10, 1997



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